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                                                                  EXHIBIT 4.5

                           AMENDMENT NUMBER ONE TO THE
                            HAWKER PACIFIC AEROSPACE
                        MANAGEMENT STOCK OPTION AGREEMENT

     THIS AMENDMENT NUMBER ONE TO THE HAWKER PACIFIC AEROSPACE MANAGEMENT STOCK OPTION AGREEMENT (this "Agreement") is made as of the 28th day of October, 1998 by and between Hawker Pacific Aerospace, a California corporation (the "Company"), and __________ ("Optionee").

                                  R E C I T A L

     WHEREAS, pursuant to action by the Board of directors of the Company, the Company was authorized to grant to Optionee a management stock option to purchase _______ shares of Common Stock of the Company (the "Option Shares"); and

     WHEREAS, the Company and Optionee entered into a Management Stock Option Agreement dated November 14, 1997 (the "Option Agreement"); and

     WHEREAS, the Company effected a one-for-.9907406 reverse stock split in January, 1998, so that the _______ shares set forth in the original Management Stock Option Agreement actually represent _______ shares subject to the Option Agreement; and

     WHEREAS, the Company desires to decrease the price per share of said Option Shares from its current exercise price of $8.00 per share.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed that Paragraph 1 of the Option Agreement is hereby amended to read in its entirety as follows:

     "II. NUMBER OF SHARES; OPTION PRICE. Pursuant to said action of the Board of Directors, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of this agreement, ______ shares of Common Stock of the Company ("Shares") at a price per share of $3.563. The number of Shares and the exercise price of the Option stated herein give effect to a 579.48618-for-1 stock split of the Company's Common Stock effected in November 1997 and the one-for-.9907406 reverse stock split effected January 28, 1998."

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     In all other respects, the Option Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        HAWKER PACIFIC AEROSPACE

                                        By __________________________________
                                           Chairman


                                        OPTIONEE

                                        _____________________________________

                                        Address:

                                        _____________________________________

                                        _____________________________________

                                        _____________________________________